EX99.23(a)(6)(B)


                         ARTICLES OF AMENDMENT
                                   TO
                        ARTICLES OF INCORPORATION
                                   OF
                     UMB QUALIFIED DIVIDEND FUND, INC.


        UMB QUALIFIED DIVIDEND FUND, INC., (the "Corporation"), a Maryland corporation having its principal office in Baltimore, Maryland, hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

        ONE:    Article SECOND of the Articles of
Incorporation of the Corporation is hereby amended to change the name of the Corporation to UMB HEARTLAND FUND, INC.

        TWO:    The Board of Directors of the Corporation on
June 18, 1991, duly adopted the foregoing amendment to Article SECOND of the Articles of Incorporation and declaring advisable and approving said amendment of the Articles of Incorporation, and said amendment was approved by a majority of the outstanding shares of stock at a meeting held on July 12, 1991.

        IN WITNESS WHEREOF, UMB QUALIFIED DIVIDEND FUND, INC., has caused these Articles of Amendment to be signed by its President and attested by its Secretary on July 25, 1991.


                                       UMB QUALIFIED DIVIDEND FUND, INC.
Attest: /s/Jacqueline Willhite         By: /s/Larry D. Armel
        Jacqueline Willhite                Larry D. Armel


       The Undersigned, Larry D. Armel, President of UMB QUALIFIED DIVIDEND FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        /s/Larry D. Armel
                                        Larry D Armel, President